Exhibit 95

MINE SAFETY DISCLOSURE

We operate surface mines in the United States and Canada to produce construction aggregates. The operations of our mines in the United States are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

The chart below contains information regarding certain reportable and non-reportable mining safety and health citations or orders that MSHA issued during the quarter ended March 31, 2024 associated with our mining operations:

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Alaska Portable #1(2)	50-01459	—	—	—	—	—	—	$—	—	No	No	1	—	—
Alaska Portable #2	50-01534	—	—	—	—	—	—	—	—	No	No	—	—	—
Alaska Portable #3	50-01534	—	—	—	—	—	—	—	—	No	No	—	—	—
Arvin Pit	04-04360	—	—	—	—	—	—	—	—	No	No	—	—	—
B2413 - 20 Mile(1)	B2413	—	—	—	—	—	—	—	—	No	No	—	—	—
Bee Rock Quarry	04-04704	—	—	—	—	—	—	—	—	No	No	—	—	—
Big Rock	04-05946	—	—	—	—	—	—	—	—	No	No	—	—	—
Bishop	04-01869	—	—	—	—	—	—	—	—	No	No	—	—	—
Bradshaw	04-03107	—	—	—	—	—	—	—	—	No	No	—	—	—
Brunswick	26-02007	1	—	—	—	—	—	—	—	No	No	—	—	—
Bulldog	22-00813	—	—	—	—	—	—	—	—	No	No	—	—	—
Capay Plant Facility	04-05338	1	—	—	—	—	—	735	—	No	No	—	—	—
Circle T Ranch Pit	45-01882	—	—	—	—	—	—	—	—	No	No	—	—	—
Coalinga Pit	04-01879	1	—	—	—	—	—	—	—	No	No	—	—	—
Conrock	50-01282	—	—	—	—	—	—	—	—	No	No	—	—	—
Coyote	42-02485	1	—	—	—	—	—	294	—	No	No	—	—	—
Desoto	22-0068	—	—	—	—	—	—	—	—	No	No	—	—	—
Felton Quarry	04-00107	2	—	—	—	—	—	441	—	No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Freeman Quarry	04-05448	—	—	—	—	—	—	$—	—	No	No	—	—	—
Gardner Pit	04-01683	—	—	—	—	—	—	—	—	No	No	—	—	—
Handley Ranch Quarry	04-05629	1	—	—	—	—	—	—	—	No	No	—	—	—
Highway 175	04-05336	1	—	—	—	—	—	588	—	No	No	—	—	—
Indio	04-01854	—	—	—	—	—	—	—	—	No	No	—	—	—
Kerley Pit	02-03375	—	—	—	—	—	—	—	—	No	No	—	—	—
Lee Vining	04-05234	—	—	—	—	—	—	—	—	No	No	—	—	—
Littlerock	04-04926	—	—	—	—	—	—	—	—	No	No	—	—	—
Lockwood Quarry	26-02204	1	—	—	—	—	—	—	—	No	No	—	—	—
Love	22-00389	1	—	—	—	—	—	—	—	No	No	—	—	—
Lucas Pit	50-01819	—	—	—	—	—	—	—	—	No	No	—	—	—
Mission	45-03718	1	—	—	—	—	—	—	—	No	No	—	—	—
North Plant	40-01635	—	—	—	—	—	—	—	—	No	No	—	—	—
Promontory	42-02541	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Alaska - Fort Knox(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Nevada - Couer Rochester(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - KUCC BMP(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - East Waste Rock Project(1)	N50	1	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - KUCC N50(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Washington Granite Falls(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
Perry	22-00763	1	—	—	—	—	—	—	—	No	No	—	—	—
PU3 Freeport McMoRan - Bagdad(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 Asarco(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Chino(1)	PU3	1	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Capstone(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Chandler(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Cortez(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
PU3 - Layne FMI(1)	PU3	—	—	—	—	—	—	$—	—	No	No	—	—	—
PU3 - Layne - Silver Bell(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Morenci(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Safford(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Tintric(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Trixie(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Tyrone(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Lonestar(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
Solari	04-05947	1	—	—	1	—	—	147	—	No	No	—	—	—
Swan Pit	02-02647	1	—	—	—	—	—	147	—	No	No	—	—	—
Tangerine Road Pit	02-00649	1	—	—	—	—	—	—	—	No	No	—	—	—
Tiger	22-00828	1	—	—	—	—	—	—	—	No	No	—	—	—
Utah Portable #4	42-01761	—	—	—	—	—	—	—	—	No	No	—	—	—
Vernalis	04-05783	1	—	—	—	—	—	147	—	No	No	—	—	—
Wade Sand Pit	26-02404	—	—	—	—	—	—	—	—	No	No	—	—	—
Washington Portable #1	45-03717	—	—	—	—	—	—	—	—	No	No	—	—	—
Washington Portable #2	45-03724	—	—	—	—	—	—	—	—	No	No	—	—	—
Walker Pit	42-01014	1	—	—	—	—	—	—	—	No	No	—	—	—
Wells Pit	42-02250	1	—	—	—	—	—	—	—	No	No	—	—	—
Whatcom Portable Mill	45-00975	—	—	—	—	—	—	—	—	No	No	—	—	—
Wolfe Pit	50-01816	—	—	—	—	—	—	—	—	No	No	—	—	—
Total		21	—	—	1	—	—	$2,499	—			1	—	—
(1) Denotes where we are working as an "independent contractor" at another operator's mine.
(2) The pending legal action for our Alaska Portable #1 plant was related to a contest of citations and orders referenced in Subpart B of 29 CFR Part 2700.